Exhibit 3.44

CERTIFICATE OF INCORPORATION

OF

IFCO MANUFACTURING, INC.

FIRST. The name of this corporation shall be:

IFCO MANUFACTURING, INC.

SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD. The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

Ten-Thousand (10,000) shares with a par value of One Dollar ($1.00) per share, amounting to Ten-Thousand Dollars ($10, 000).

FIFTH. The name and address of the incorporator is as follows:

Maryann Martone
Corporation Service Company
1013 Centre Road
Wilmington, DE 19805

SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this twenty-eighth day of June, A.D., 1996.

/s/ Maryann Martone
Maryann Martone
Incorporator

CERTIFICATE OF AMENDMENT

TO

THE CERTIFICATE OF INCORPORATION

OF

IFCO MANUFACTURING INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

IFCO MANUFACTURING INC., a corporation duly incorporated on June 28, 1996, (the “Corporation”); which is existing under and by virtue of the Delaware General Corporation Law, does hereby certify that:

FIRST: By written consent of the Sole Stockholder of the Corporation, a resolution was adopted setting forth an amendment of the Corporation’s Certificate of Incorporation (the “Amendment”), declaring the Amendment to be advisable. The resolution setting forth the proposed Amendment is as follows:

RESOLVED, that it is hereby declared advisable that the Certificate of Incorporation of the Corporation be amended to change the name of the Corporation to “COIF Manufacturing Inc.” by amending the First Article thereof to read as follows:

“FIRST: The name of the corporation (hereinafter the “Corporation”) is COIF Manufacturing Inc.

SECOND: The sole stockholder of the Corporation duly authorized and approved, by written consent, the Amendment to in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware,

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by F. Stephanie Worth, its Assistant Secretary, as of this 15th day of May, 2000.

COIF MANUFACTURING, INC.

Per:	/s/ F. Stephanie Worth
F. Stephanie Worth
Assistant Secretary

CERTIFICATE OF AMENDMENT

TO

THE CERTIFICATE OF INCORPORATION

OF

COIF MANUFACTURING INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

COIF MANUFACTURING INC., a corporation duly incorporated on June 28, 1996, (the “Corporation”), which is existing under and by virtue of the Delaware General Corporation Law, does hereby certify that:

FIRST: By written consent of the Sole Stockholder of the Corporation, a resolution was adopted setting forth an amendment of the Corporation’s Certificate of Incorporation (the “Amendment”), declaring the Amendment to be advisable, The resolution setting forth the proposed Amendment is as follows:

RESOLVED, that it is hereby declared advisable that the Certificate of Incorporation of the Corporation be amended to change the name of the Corporation to “UTC Acquisition Corp.” by amending the First Article thereof to read as follows:

“FIRST: The name of the corporation (hereinafter the “Corporation”) is UTC Acquisition Coup.

SECOND: The sole stockholder of the Corporation duly authorized and approved, by written consent, the Amendment to in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by F. Stephanie Worth, its Assistant Secretary, as of this 22nd day of August, 2000.

COIF MANUFACTURING INC.

Per:	/s/ F. Stephanie Worth
F. Stephanie Worth
Assistant Secretary